EXHIBIT 5.1
                      OPINION OF ABRAHAMS, KASLOW & CASSMAN



                                January 23, 1998




SITEL Corporation
13215 Birch Street
Omaha, Nebraska  68164


Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by SITEL Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration of 1,000,000 shares of the Common Stock, $.001 par value per share, of the Company (the "Shares") under the Securities Act of 1933, as amended.

     We also have examined the SITEL Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan") and such corporate records, certificates and other documents as we deemed relevant and appropriate.

     It is our opinion that, when sold in accordance with the terms of the Stock Purchase Plan, the Shares will be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in Item 5 of the Registration Statement.

                              Very truly yours,



                              ABRAHAMS, KASLOW & CASSMAN